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                                                                Exhibit 5.01



                                LAW OFFICES

                 COHEN, BERKE, BERNSTEIN, BRODIE & KONDELL

                        A PROFESSIONAL ASSOCIATION

                            TERREMARK CENTRE
                               19TH FLOOR
                         2601 SOUTH BAYSHORE DRIVE        BOCA RATON OFFICE
                         MIAMI, FLORIDA 33133-5460     TELEPHONE (407) 395-0407
                                                      TELECOPIER (407) 394-0571
                                 -----------
                         TELEPHONE (305) 854-5900
                        TELECOPIER (305) 857-0857


                             September 3, 1996


Board of Directors
Dynamic Healthcare Technologies, Inc.
101 Southhall Lane, Suite 210
Maitland, Florida 32751


        Re:   Registration Statement on Form S-3
              Shares of Common Stock


Gentlemen:

        We have acted as counsel for Dynamic Healthcare Technologies, Inc. (the "Company") in connection with the proposed public offering of the shares of its Common Stock covered by the above-described Registration Statement.

        In connection therewith, we have examined the following:

        1. The Articles of Incorporation of the Company, certified by the Secretary of State of the State of Florida;

        2. The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

        3. The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

        4. Certificate of Good Standing with respect to the Company, issued by the Florida Secretary of State.

        Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:
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Board of Directors
September 3, 1996
Page 2


        A. The Company has been duly incorporated under the laws of the State of Florida and is validly existing and in good standing under the laws of that state.

        B. The 6,278,746 shares of Common Stock covered by the Registration Statement when issued and sold in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Sincerely,

                                        /s/ COHEN, BERKE, BERNSTEIN,
                                            BRODIE & KONDELL, P.A.
















             COHEN, BERKE, BERNSTEIN, BRODIE & KONDELL, P.A.